Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF KANSAS

ALASKA ELECTRICAL PENSION FUND,	)
Derivatively on Behalf of EPIQ SYSTEMS, INC.,	)
)
)
Plaintiff,	)
)
v.	)	Case No. 08-02344-CM
)
TOM W. OLOFSON, et al.,	)
)
)
Defendants,	)
- and -)
)
EPIQ SYSTEMS, INC., a Missouri corporation,	)
)
Nominal Defendant.	)

NOTICE OF SETTLEMENT OF DERIVATIVE ACTION

TO:                            ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF EPIQ SYSTEMS, INC. (“EPIQ” OR THE “COMPANY”) AS OF APRIL 27, 2010.

IF YOU ARE A CURRENT OWNER OF EPIQ COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

PLEASE TAKE NOTICE that the parties in the shareholder derivative action filed in the United States District Court for the District of Kansas (the “Court”) and captioned Alaska Pension Fund v. Olofson, et al., Case No. 2:08-cv-02344-CM-JPO (“the “Action”) have reached a settlement (the “Settlement”) that has been filed with the Court for approval.  The terms of the Settlement are set forth in a Stipulation of Settlement dated April 27, 2010 (the “Stipulation”).  This Notice should be read in conjunction with, and is qualified in its entirety by reference to; the text of the Stipulation, which has been filed with the Court and is available for public inspection and can be viewed at www.epiqsystems.com.

The terms of the Settlement include among other things implementation and/or reaffirmation of certain corporate governance measures at the Company that supplement procedures regarding the administration and documentation of the Company’s stock option plan, make certain changes to the Company’s Board of Directors, and provide for the appointment of a new independent director.  Epiq has also agreed to pay and/or cause to be paid $3,500,000 for Plaintiff’s Counsel’s attorneys’ fees and costs based on filing and litigating this action since 2008.

In the action Plaintiff alleges that defendants violated certain federal securities laws and provisions of state law by improperly backdating stock option grants at Epiq in contravention of the Company’s stock option plans.  While Plaintiff believes that the claims it asserted have substantial merit, Defendants liability was not a foregone conclusion because as in all complex litigation there was a risk that Plaintiff’s claims could be dismissed prior to or at trial, resulting in no recovery for the Company.  Defendants expressly deny each and all of the claims, allegations, and contentions made against them in the Action, including but not limited to, participating in or having knowledge of any intentional backdating of Epiq stock options, all charges of events, conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action, and the allegations in the Action of any damage or harm to Epiq, Epiq’s shareholders, or Plaintiff.  Epiq, the Individual Defendants, and Plaintiff and its counsel believe that the settlement set forth in the Stipulation confers substantial benefits upon Epiq and its shareholders. Based upon Plaintiff and its counsel’s evaluation, they have determined that the settlement is in the best interest of Epiq and its shareholders.

On August 24, 2010, at 9:00 a.m., the Court will hold a hearing for final approval of the Settlement (the “Settlement Hearing”) at the United States District Court for the District of Kansas, 500 State Ave., Robert J. Dole United States Courthouse, Kansas City, Kansas 66101.

At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate, and thus should be finally approved, and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

Any shareholder of Epiq that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she, or it was a shareholder of record or beneficial owner as of April 27, 2010.  Any shareholder of Epiq who satisfies this requirement may enter an appearance on his, her or its own or through counsel of such shareholder’s own choosing and at such shareholder’s own expense.  However, no shareholder of Epiq shall be heard at the Settlement Hearing unless no later than 14 days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to each party’s counsel listed below a written notice of objection that includes the shareholder’s name, legal address, and telephone number, proof of ownership of Epiq common stock and the dates of such stock ownership, a detailed statement of each objection to the Settlement being made and the grounds for such objection, the names of any witnesses such shareholder intends to call to testify at the Settlement Hearing and the subjects of his, her or its testimony, and notice of shareholder intends to appear at the Settlement Hearing (which is not required if has lodged objections with the Court).  Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Clerk of the Court, 500 State Ave., 259 U.S. Courthouse,

Kansas City, Kansas 66101, and serve such written objection and copies of any other papers that will be submitted to the Court on the following parties on or before August 10, 2010:

Jeffrey D. Light

ROBBINS GELLER RUDMAN & DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA  92101-3301

Douglas R. Bradley

SHAMBERG, JOHNSON & BERGMAN, CHTD.

2600 Grand Boulevard, Suite 550

Kansas City, MO 64108

Attorneys for Plaintiff

- and -

J. Andrew Langan, P.C.

Timothy A. Duffy, P.C.

KIRKLAND & ELLIS LLP

300 North LaSalle Street

Chicago, IL  60654

Daniel D. Crabtree

STINSON MORRISON HECKER LLP

12 Corporate Woods

Overland Park, KS  66210

Attorneys for Defendants Tom W. Olofson, Christopher E. Olofson, W. Bryan Satterlee, Edward M. Connolly, Jr., James A. Byrnes, Joel Pelofsky, Robert C. Levy, Janice E. Katterhenry, and Elizabeth M. Braham

- and -

Joseph M. Rebein

SHOOK, HARDY & BACON, L.L.P.

2555 Grand Blvd.

Kansas City, MO  64108

Attorney for Nominal Defendant Epiq Systems, Inc.

Inquiries may be made to Plaintiff’s counsel:  Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101; telephone 800-449-4900.

DATED: June 22, 2010	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
DISTRICT OF KANSAS